Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

August 29, 2024

BioCardia, Inc.

320 Soquel Way

Sunnyvale, California 94085

Re: Registration Statement on Form S-1 (File No. 333-281448) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to BioCardia, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale of up to $1,200,000 of (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) and(iii) warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase shares of Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”) and $1,200,000 of the Warrant Shares issuable upon exercise of the Warrants, each pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company pursuant to Rule 462(b). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The Registration Statement incorporates by reference the Registration Statement on Form S-1, as amended (File No. 333-281448) (the “Prior Registration Statement”), which was declared effective on August 29, 2024, including the prospectus which forms part of the Registration Statement.

We understand that the Shares and the Warrants are to be sold to the purchasers as described in the Prior Registration Statement and pursuant to a securities purchase agreement, substantially in the form filed as an exhibit to the Prior Registration Statement, to be entered into by and among the Company and the purchasers named therein (the “Purchase Agreement”).

In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In our examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) the legal competence of all signatories to such documents; and (e) any certificates representing the Securities will be duly executed and delivered.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

1.

The Shares have been duly authorized and, when issued and delivered against payment therefor in the circumstances contemplated by the Purchase Agreement, will be validly issued, fully paid and non-assessable.

2.

When the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the circumstances contemplated by the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

The Warrant Shares, when issued and delivered against payment therefor upon the exercise of the applicable Warrant in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable.

August 29, 2024

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, solely as to the Warrants constituting valid and binding obligations of the Company, the laws of the State of New York.

Our opinion that any document constitutes a valid and binding obligation is qualified as to:

a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;
b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
c)

the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained in the Prior Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation